[LOGO]
INSILCO

Excellence in Electronics and Telecommunications Components

--------------------------------------------------------------------------------
                             NEWS RELEASE                  FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
INVESTORS: MICHAEL R. ELIA     SR. VICE PRESIDENT & CFO       (614) 791-3117
MEDIA:     MELODYE DEMASTUS    MELROSE CONSULTING             (614) 771-0860



         INSILCO HOLDING CO. POSTS SOLID GROWTH IN Q4 SALES AND EARNINGS


            COLUMBUS, OHIO, FEBRUARY 23, 2001 -- INSILCO HOLDING CO. (OTC BULLETIN BOARD: INSL) today reported results for its fourth quarter and full year ended December 31, 2000. The Company said that results for its automotive segment, which the Company divested during the 2000 third quarter and its Taylor Publishing unit, which was divested in the 2000 first quarter, are being reported as discontinued operations and are therefore not included in consolidated sales and EBITDA (earnings before interest, taxes, depreciation, amortization and non-operating items). Also, included in the Company's reported consolidated results for full year 1999 are the results of the Company's Romac Metals and McKenica operations, which were divested in the third quarter of 1999. These results are excluded on a pro forma basis.

FOURTH QUARTER RESULTS

            Fourth quarter reported sales increased by more than 68% to $100.7 million from $59.8 million recorded last year, reflecting the benefit of sales from the Company's recently acquired custom assembly businesses, and to a lesser degree, higher demand for the Company's data grade connector products. On a pro forma basis to include acquisitions in the prior year's results, the Company's fourth quarter sales increased 13% from the fourth quarter last year. Quarterly pro forma sales performance benefited from 18% sales growth in the Company's custom assembly segment and 21% sales growth for data grade connectors, reflecting solid demand from networking and communications customers for the Company's integrated connector modules or MagJack components. Sales from the Company's precision stamping segment, which stamps high tolerance, engineered electrical contacts, were down 9% from a year ago reflecting softer sales of electronic and battery components.

            For the current quarter, reported EBITDA more than tripled to $14.9 million from $4.9 million recorded last year. Performance from its recent acquisitions, and to a lesser degree, a favorable sales mix for higher-margin data grade connector products, improved margins on precision stamped parts and custom cable assemblies all contributed to the strong EBITDA growth. The Company's pro forma fourth quarter EBITDA, which includes $5.7 million of expenses for acquisition-related incentives, increased to $15.4 million from $14.7 million recorded in the fourth quarter last year. Excluding the acquisition-related incentives, pro forma EBITDA would have been $21.1 million in the current quarter.

            David A. Kauer, Insilco President and CEO, said, "Our fourth quarter performance reflects strong, but slowing demand from our major telecommunications customers for our data grade connectors and custom cable assemblies. Our custom cable assembly acquisitions performed above our expectations this past year, with each of our new units nearly doubling both their sales and EBIDTA for the year. Although demand for our precision stamped electronic components was slow, this unit has done an excellent job in lowering costs, and in fact, experienced more than a 3-percentage point improvement in their operating margin for the fourth quarter."

            Kauer continued, "Overall, we are very pleased with this year's achievements, both strategically and financially. We have focused our capital and resources on the most rapidly growing segments of the telecom and electronics markets, acquired low cost production facilities and reduced our operating costs through our process improvement efforts. We are also excited to have completed our merger with InNet, a leading developer and manufacturer of a broad range of magnetic interface products serving the networking, telecommunications and computer industries, on January 9, 2001 and look forward to more fully integrating our distinct technological expertise and production capabilities."

OUTLOOK

            "We are currently experiencing slower order rates from our major telecommunications customers as they face longer than expected delays in spending by their U.S. customers and in working down their excessive inventory levels. Although it is too early to estimate the impact that these market conditions may have on our first quarter or the full year, our first quarter will be a considerable challenge and on a pro forma basis sales and EBITDA will be down from a year ago. Having said that, we remain confident that our market positions and strategies are sound and will enable us to capitalize on the market opportunities ahead of us now and over the next 2-3 years." Kauer concluded.

REPORTED RESULTS

            The net loss for the Company's current quarter was ($2.9) million compared to net income of $0.2 million recorded a year ago in the fourth quarter. The loss available to common shareholders for the fourth quarters of 2000 and 1999 was ($4.7) million, or ($3.03) per diluted share, and ($1.4) million, or ($0.88) per diluted share, respectively.

            Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, fiber optic assemblies and subassemblies, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components. Insilco maintains more than 1.4 million square feet of manufacturing space and has 23 locations throughout the United States, Canada, Mexico, China, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at WWW.INSILCO.COM or WWW.INSILCOTECHNOLOGIES.COM.

            THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS WITH RESPECT TO: THE COMPANY'S ABILITY TO DELIVER DOUBLE DIGIT SALES AND EARNINGS GROWTH; LONG-TERM OUTLOOK; GROWTH PROSPECTS; THE ABILITY TO IMPROVE OPERATING EFFICIENCIES AND TO FURTHER REDUCE EXPENSES. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: DELAYS IN NEW PRODUCT INTRODUCTIONS, LACK OF MARKET ACCEPTANCE FOR NEW PRODUCTS, CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN MARKET TRENDS, GENERAL COMPETITIVE PRESSURES FROM EXISTING AND NEW COMPETITORS, ADVERSE CHANGES IN OPERATING PERFORMANCE, CHANGES IN INTEREST RATES, AND ADVERSE ECONOMIC CONDITIONS WHICH COULD AFFECT THE AMOUNT OF CASH AVAILABLE FOR DEBT SERVICING AND CAPITAL INVESTMENTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND SUBSEQUENT REPORTS ON FORM 10Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.

Investor Relations Contact: Michael R. Elia, (614) 791-3117 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.

                               -TABLES TO FOLLOW-

                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
             (Amounts in millions, except share and per share data)

                                     Actual

                                                               Three Months Ended           Twelve Months Ended
                                                                   December 31,                 December 31,
                                                            -----------------------      -----------------------
                                                               2000          1999           2000          1999
                                                            ---------      --------      ---------      --------
Sales                                                       $   100.7          59.8      $   370.8         248.0
Cost of sales, excluding depreciation                            72.6          46.2          266.9         188.0
Selling, general and administrative expenses, excluding
  depreciation                                                   13.2           8.7           49.7          36.7
Depreciation and amortization expense                             4.5           2.5           14.8          10.2
Significant legal, professional and merger fees                   0.1           0.2            0.5           2.6
Severance, writedowns & other                                     0.6           0.2            1.4           4.2
Restructuring charge                                           --              (0.1)        --               5.8
                                                            ---------      --------      ---------      --------
    Operating income                                              9.7           2.1           37.5           0.5
Interest expense, net                                           (12.0)        (12.1)         (50.5)        (47.3)
Other income, net                                                (0.7)         (0.2)          (1.0)         10.4
                                                            ---------      --------      ---------      --------
    Loss before income taxes, extraordinary
      item and discontinued operations                           (3.0)        (10.2)         (14.0)        (36.4)
Income tax benefit                                                3.9           5.9            5.2          16.8
                                                            ---------      --------      ---------      --------
    Income (loss) before extraordinary item and
     discontinued operations                                      0.9          (4.3)          (8.8)        (19.6)
Extraordinary Item, net of tax                                   (0.2)       --               (3.1)       --
                                                            ---------      --------      ---------      --------
    Net income (loss) before discontinued operations              0.7          (4.3)         (11.9)        (19.6)
Discontinued operations, net of tax:
  Income (loss) from operations                                  (0.3)          4.5            5.9          21.5
  Gain (loss) on disposal                                        (3.3)       --               63.6        --
                                                            ---------      --------      ---------      --------
Income (loss) from discontinued operations                       (3.6)          4.5           69.5          21.5
    Net income (loss)                                            (2.9)          0.2           57.6           1.9
                                                            ---------      --------      ---------      --------
Preferred stock dividend                                         (1.8)         (1.6)          (7.0)         (6.0)
                                                            ---------      --------      ---------      --------
    Net income (loss) available to common                   $    (4.7)         (1.4)     $    50.6          (4.1)
                                                            =========      ========      =========      ========
Earnings before other income, interest, taxes,
depreciation, amortization, and one-time items              $    14.9           4.9      $    54.2          23.3
                                                            =========      ========      =========      ========
Capital expenditures                                        $    (3.8)         (2.1)     $    (9.9)         (7.2)
                                                            =========      ========      =========      ========
Basic Shares                                                    1,499         1,534          1,517         1,558
                                                            =========      ========      =========      ========
Basic income (loss) per share available to common:
Loss from continuing operations                             $   (0.65)        (3.81)     $  (10.41)       (16.40)
                                                            =========      ========      =========      ========
Basic income (loss) per share                               $   (3.14)        (0.88)     $   33.41         (2.61)
                                                            =========      ========      =========      ========
Diluted Shares                                                  1,552         1,534          1,517         1,558
                                                            =========      ========      =========      ========
Diluted income (loss) per share available to common:
Loss from continuing operations                             $   (0.63)        (3.81)     $  (10.41)       (16.40)
                                                            =========      ========      =========      ========
Diluted income (loss) per share                             $   (3.03)        (0.88)     $   33.41         (2.61)
                                                            =========      ========      =========      ========

                               INSILCO HOLDING CO.
        Pro Forma(1) Condensed Consolidated Statements of Earnings (Loss)
                               before Income Taxes
                                   (Unaudited)
                   (Amounts in millions except per share data)

                                  Pro Forma(1)

                                                                        Three Months Ended    Twelve Months Ended
                                                                           December 31,           December 31,
                                                                         ----------------      -----------------
                                                                          2000       1999       2000        1999
                                                                         ------      ----      ------      -----
Custom Assemblies                                                        $ 55.8      47.1      $240.9      156.2
Precision Stampings                                                        17.9      19.6        78.2       77.3
Passive Components                                                         27.0      22.4       105.1       88.5
                                                                         ------      ----      ------      -----
  Total sales                                                             100.7      89.1       424.2      322.0
Cost of sales, excluding depreciation                                      72.1      64.8       305.1      235.2
Selling, general and administrative expenses, excluding depreciation       13.2       9.6        52.1       35.7
Depreciation and amortization expense                                       4.5       4.2        17.3       16.6
                                                                         ------      ----      ------      -----
    Operating income                                                       10.9      10.5        49.7       34.5
Interest expense, net                                                     (12.0)    (12.2)      (50.8)     (48.0)
Other income, net                                                          (0.6)     (0.1)       (0.9)      10.1
                                                                         ------      ----      ------      -----
    Earnings (loss) before income taxes (2)                              $ (1.7)     (1.8)     $ (2.0)      (3.4)
                                                                         ======      ====      ======      =====
EBITDA (2)                                                               $ 15.4      14.7      $ 67.0       51.1
                                                                         ======      ====      ======      =====

(1) Pro forma results reflect (i) the acquisitions of EFI (January, 1999), TAT (February, 2000) and Precision Cable (August, 2000), and (ii) the divestitures of Taylor Publishing, the Automotive Segment, Romac and McKenica, in each case, as if they occurred at the beginning of the relevant period, and (iii) the exclusion of non-operating expense items.

(2) Earnings (loss) before income taxes and "EBITDA", which is defined as earnings before interest expense (net), income taxes, depreciation and amortization and non-operating items, are not intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles. EBITDA data are included because we understand that such information is used by certain investors as one measure of an issuer's historical ability to service debt. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies, or used in the Company's debentures, credit or other similar agreements, due to potential inconsistencies in the method of calculation.

                               INSILCO HOLDING CO.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                              (Amounts in millions)

                                                           December 31,   December 31,
                                                              2000            1999
                                                           ----------      ----------
                                ASSETS
                                ------
Current assets:
  Cash and cash equivalents                                $     28.1      $      6.4
  Receivables, net                                               63.4            40.2
  Inventories, net                                               58.8            34.9
  Current portion of deferred taxes                               2.4             9.6
  Net assets of Discontinued Operations                        --               107.6
  Prepaid expenses                                                5.4             2.1
                                                           ----------      ----------
       Total current assets                                     158.1           200.8

Property, plant and equipment, net                               58.3            49.6
Goodwill, net                                                   121.3             5.7
Deferred taxes                                                    4.2             7.3
Other assets and deferred charges                                17.7            16.8
                                                           ----------      ----------
       Total assets                                        $    359.6      $    280.2
                                                           ==========      ==========

                 LIABILITIES AND STOCKHOLDERS' DEFICIT
                 -------------------------------------
Current liabilities:
  Accounts payable                                         $     28.6      $     20.2
  Accrued expenses and other                                     34.4            17.2
  Accrued interest payable                                        6.5             7.5
  Estimated income taxes                                         23.9             1.3
  Current portion of long-term debt                               4.9             1.3
  Current portion of long-term obligations                        0.9             0.9
                                                           ----------      ----------
       Total current liabilities                                 99.2            48.4

Long-term debt                                                  375.0           400.6
Other long-term obligations                                      24.5            31.0
Minority interest                                              --                 0.1
Preferred stock                                                  47.1            40.1
Stockholders' deficit                                          (186.2)         (240.0)
                                                           ----------      ----------
       Total liabilities and stockholders' deficit         $    359.6      $    280.2
                                                           ==========      ==========